                                                                    EXHIBIT 99.3

FOR IMMEDIATE RELEASE                                                [SPSS LOGO]
Contact: Marc Brailov, SPSS
312-651-3459
mbrailov@spss.com


SPSS EXCEEDS INTERNAL EARNINGS EXPECTATIONS FOR Q1 2005

CHICAGO, Ill. (USA), May 3, 2005 -- SPSS Inc. (NASDAQ: SPSS), a leading worldwide provider of predictive analytics software, today announced results for the quarter ended March 31, 2005. The company exceeded its earnings guidance, reporting diluted earnings per share (EPS) of $0.13, an increase of 18 percent compared to $0.11 for the same period last year. Included in the results for the 2005 first quarter are nonrecurring charges related to cost management improvements totaling approximately $1.7 million pre-tax. Cash was $47.1 million as of March 31, 2005, up $10.0 million from December 31, 2004, and cash flow from operating activities was $13.5 million for the quarter, compared to $5.2 million in the 2004 first quarter.

SPSS guidance for the first quarter was diluted earnings per share of between $0.05 and $0.10, which included an estimate of approximately $1.0 million in pre-tax charges related to cost-reduction programs.

In the 2005 first quarter, net revenue totaled $57.5 million compared to $57.1 million in the quarter ended March 31, 2004. Operating income for the 2005 first quarter totaled $4.0 million, including the nonrecurring charges of $1.7 million, compared to operating income of $3.9 million in the first quarter of 2004. The nonrecurring charges included a write-off of $1.3 million in lease costs for office space consolidations as well as one-time severance costs of approximately $0.4 million resulting from other actions implemented in the quarter to improve operating efficiencies.

"Better sales execution was evidenced in the 2005 first quarter by an increase in sales pipeline and closure rates," said SPSS President and CEO Jack Noonan. "License and maintenance revenue grew 5 percent and 6 percent, respectively, compared to a strong first quarter in 2004. We believe that our recent market success and the expanding recognition among leading independent industry analysts will improve our growth prospects going forward."

Noonan continued, "While our favorable performance in the first quarter, following a strong fourth quarter in 2004, still does not constitute a trend, we believe it is a further validation of our strategy and demonstration of our ability to deliver value for customers and shareholders."

NEW DEALS IN Q1 2005

Organizations with which SPSS signed software license or service agreements in the quarter included:

Abbott Laboratories; BETandWIN.com Interactive Entertainment AG; Brown University; Canal Digital; Caterpillar, Inc.; CGI Group, Inc.; Credit Mutuel Euro-Information;

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DaimlerChrysler AG; DirektMedia Bonnier DM AB; Department of National Defence
and the Canadian Forces; Dutch Ministry of Defense; Fortis ASR; HM Revenue & Customs; H.J. Heinz Company; Market Probe International, Inc.; Home Office; Institute of Social Science at the University of Tokyo; Mutua Madrilena; Ontario Ministry of Natural Resources; New York State Office of the State Comptroller; Philips; RESORTS INTERNATIONAL HOLDINGS, LLC; Slovak Health Insurance; Telefonica Publicidad e Informacion; Texas A&M University; University of Utah; Wal-Mart Stores, Inc.; Welch's; Workers' Compensation Board-Alberta; and Yahoo! Inc.

NOTEWORTHY INDUSTRY ANALYST REPORTS ISSUED ON SPSS AND PREDICTIVE ANALYTICS

Validating the fast-growing importance of predictive analytics, top industry analyst firms issued noteworthy reports in early 2005 assessing predictive analytics and SPSS. In February, IDC (http://www.idc.com/) publicly announced a study that confirmed the emergence of predictive analytics as a distinct software sector. IDC projects that this sector will grow at a compound annual growth rate of 8 percent during the next five years.

In March, Nucleus Research (www.NucleusResearch.com) released the results of an independent study on SPSS predictive analytics solutions. The study, "The Real ROI from SPSS," concluded that 94 percent of SPSS' customers had achieved a positive ROI from their deployments, after an average deployment time of 10.7 months. "This is one of the highest ROI scores Nucleus has ever seen in its Real ROI series of research reports," the firm noted.

Frost & Sullivan (www.frost.com) announced in April that it had selected SPSS as the recipient of the 2005 Product Innovation Award for its pioneering role in predictive customer relationship management (CRM) analytics. Frost & Sullivan presents this Award to a company that has demonstrated excellence in new products and technologies within its industry. "SPSS, traditionally best known for its statistical and data mining tools, has built up on this strength to emerge as a leading provider of predictive analytics applications," Frost & Sullivan states.

OUTLOOK AND GUIDANCE

"Our plans are working," said SPSS Executive Vice President and Chief Financial Officer Raymond Panza. "The company is realizing savings from cost-management improvements and increased productivity. While we look for additional operating efficiencies and margin improvements, our earnings growth will continue to be most dependent on increasing revenues."

Panza continued, "In the second quarter of 2005, we expect revenues to be between $56 million and $58 million, with diluted earnings per share of between $0.08 and $0.14. For the fiscal year 2005, we continue to expect revenues to be between $230 and $235 million, with diluted earnings per share of between $0.65 and $0.75.

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CONFERENCE CALL

The company will host a conference call at 9:00 a.m. CST on May 4, 2005, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800.599.9795 in the United States and 617.786.2905 internationally. The live call passcode is 98472841. A replay will be available via phone for one week after the call. To access it, participants should dial 888.286.8010 in the United States or 617.801.6888 internationally. Access code 35712414 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's predictive analytics technology connects data to effective strategic action by drawing reliable conclusions about current conditions and critical future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve important processes, and detect and prevent fraud. More than 95 percent of the Fortune 1000 companies are SPSS customers. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.




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                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                           Three Months Ended March 31,
                                                    --------------------------------------------             % of Total Revenue
                                                                                          Yr/Yr             ---------------------
                                                      2005             2004               % Chg.            2005             2004
                                                      ----             ----               ------            ----             ----
Net revenues:
  License                                           $ 25,997         $ 24,826                5%              45%              43%
 Maintenance                                          25,312           23,841                6%              44%              42%
 Service                                               6,147            8,443              -27%              11%              15%
                                                    --------         --------                          ---------        ---------

Total net revenues                                    57,456           57,110                1%              100%            100%
Operating expenses:
 Cost of license and maintenance revenues              3,701            3,936               -6%               6%               7%
 Sales, marketing and services                        30,278           32,387               -7%              53%              57%
 Research and development                             11,404           11,987               -5%              20%              21%
 General and administrative                            8,091            4,874               66%              14%               8%
                                                    --------         --------                          ---------        ---------
Operating expenses                                    53,474           53,184                1%              93%              93%
                                                    --------         --------                          ---------        ---------

Operating income                                       3,982            3,926                1%               7%               7%
Other income (expense):
 Net interest (expense) income                           (21)             (75)             -72%               -                -
 Other income (expense)                                 (453)            (602)             -25%              -1%              -1%
                                                    --------         --------                          ---------        ---------

Other income (expense)                                  (474)            (677)             -30%              -1%              -1%
                                                    --------         --------                          ---------        ---------

Income before income taxes                             3,508            3,249                8%               6%               6%

Income tax expense                                     1,088            1,145               -5%               2%               2%
                                                    --------         --------                          ---------        ---------
Net income                                          $  2,420         $  2,104               15%               4%               4%
                                                    ========         ========         ========         =========        =========

Basic net income per common share                   $   0.14         $   0.12               17%

Diluted net income per common share                 $   0.13         $   0.11               18%

Share data:
Shares used in basic per share
computation                                           17,760           17,765                -

Shares used in diluted per share
computation                                           18,002           18,428               -2%


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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                            MARCH 31,       DECEMBER 31,
                                                              2005             2004
                                                           ---------        -----------
                                                                (UNAUDITED)
ASSETS
Current assets
     Cash and cash equivalents                             $  47,137         $  37,107
     Accounts receivable, net                                 41,098            50,007
     Inventories                                                 680               789
     Deferred income taxes                                    14,760            15,503
     Prepaid income taxes                                      7,793             7,064
     Prepaid expenses and other current assets                 4,761             5,248
                                                           ---------         ---------
        Total current assets                                 116,229           115,718

Property, equipment and leasehold improvements, net           21,041            21,480
Capitalized software development costs, net                   28,542            28,178
Goodwill                                                      41,862            42,197
Intangibles, net of accumulated amortization                   3,214             3,278
Noncurrent deferred income taxes                              23,469            22,860
Other noncurrent assets                                        1,222             1,614
                                                           ---------         ---------
        Total assets                                       $ 235,579         $ 235,325
                                                           =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                         $   2,500         $   2,500
     Accounts payable                                          5,865             6,127
     Income and value added taxes payable                      4,657             7,340
     Deferred revenues                                        62,226            62,148
     Other accrued liabilities                                23,161            23,757
                                                           ---------         ---------
        Total current liabilities                             98,409           101,872

Noncurrent notes payable                                       2,767             3,381
Noncurrent deferred income taxes                               1,021               632
Other noncurrent liabilities                                     664               981

Stockholders' equity
     Common Stock                                                178               177
     Additional paid-in capital                              153,924           152,477
     Deferred compensation                                      (108)             (145)
     Accumulated other comprehensive loss                     (7,464)           (7,818)
     Accumulated deficit                                     (13,812)          (16,232)
                                                           ---------         ---------
        Total stockholders' equity                           132,718           128,459
                                                           ---------         ---------

        Total liabilities and stockholders'  equity        $ 235,579         $ 235,325
                                                           =========         =========

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                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                        -------------------------
                                                                          2005            2004
                                                                        --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                          $  2,420         $  2,104
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                    3,564            4,064
          Deferred income taxes                                              759            1,768
          Noncash services recoveries                                          -             (375)
          Changes in assets and liabilities:
             Accounts receivable                                           8,009            7,892
             Inventories                                                      99              413
             Prepaid expenses                                                449           (1,703)
             Accounts payable                                               (190)              72
             Accrued expenses                                               (281)          (2,254)
             Accrued income taxes                                         (3,364)          (5,911)
             Deferred revenues                                             1,130           (1,805)
          Other, net                                                         895              895
                                                                        --------         --------
Net cash provided by operating activities                                 13,490            5,160
                                                                        --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                 (1,238)            (485)
     Capitalized software development costs                               (2,283)          (2,583)
     Proceeds from the divestiture of Sigma-series product line                -            2,000
                                                                        --------         --------
Net cash used in investing activities                                     (3,521)          (1,068)
                                                                        --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (repayments) under line-of-credit agreements            (614)            (651)
     Proceeds from issuance of common stock                                1,448            1,850
                                                                        --------         --------
Net cash provided by financing activities                                    834            1,199
                                                                        --------         --------
Effect of exchange rate on cash                                             (773)             139
                                                                        --------         --------
Net change in cash and cash equivalents                                   10,030            5,430
Cash and cash equivalents at beginning of period                          37,107           36,101
                                                                        --------         --------
Cash and cash equivalents at end of period                              $ 47,137         $ 41,531
                                                                        ========         ========